SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 27, 2006
Date of Report (date of earliest event reported)

WAMU ASSET ACCEPTANCE CORP.

(Exact name of Registrant as specified in its charter)

Delaware	333-130795	20-2258610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE, WMC 3501A
SEATTLE, WASHINGTON 98101
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 500-4418

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 6  ASSET-BACKED SECURITIES

Item 6.01.  ABS Informational and Computational Material.

Exhibit 99.1 reflects repurchases and substitutions of mortgage loans to be made as of December 29, 2006 as provided for by the applicable pooling and servicing agreements (the “Pooling and Servicing Agreements”). The repurchases and substitutions result from a review of mortgage loans sold by Washington Mutual Mortgage Securities Corp. (“Seller”) to WaMu Asset Securities Corp. (“Depositor”) pursuant to certain mortgage loan purchase and sale agreements (the "MLPAs") between Seller and Depositor and subsequently securitized by Depositor pursuant to the Pooling and Servicing Agreements. The repurchases and substitutions are being made due to breaches of representations or warranties made by the Seller to the Depositor under the applicable MLPAs in connection with the sale of the mortgage loans. These repurchases and substitutions will not be reflected on the related December distribution reports, but will be reported on the related January 2007 distribution reports.

Exhibit Number	Description
99.1	Table of certain information regarding loans to be repurchased and substituted as of December 29, 2006 from securitizations issued from Registrant's shelf.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAMU ASSET ACCEPTANCE CORP.
Date: December 27, 2006	By:	/s/ David H. Zielke David H. Zielke First Vice President (Authorized Officer)

Exhibit Index

Exhibit Number	Description
99.1	Table of certain information regarding loans to be repurchased and substituted as of December 29, 2006 from securitizations issued from Registrant's shelf.